AMENDMENT TO RIGHTS AGREEMENT

                  This Amendment to Rights Agreement (this "Amendment") is entered into as of October 31, 1997 between OREGON METALLURGICAL CORPORATION, an Oregon corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, LLC (the "Rights Agent").

                  WHEREAS, upon the terms and subject to the conditions of that certain Rights Agreement dated as of December 12, 1996 and as amended as of July 24, 1997 (the "Rights Agreement"), between the Company and the Rights Agent, the Board of Directors of the Company has authorized the issuance of Rights; and

                  WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as set forth herein immediately prior to and in connection with the execution and delivery of that certain Agreement and Plan of Merger, dated as of October 31, 1997, as the same may be from time to time amended, among Allegheny Teledyne Incorporated, a Delaware corporation, Sea Merger Inc., an Oregon corporation and a wholly-owned subsidiary of ATI, and the Company; and

                  WHEREAS, there has been delivered to the Rights Agent a certificate from a duly authorized officer of the Company stating that this Amendment is in compliance with the terms of Section 26 of the Rights Agreement.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Section 1(s) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "(s) "Expiration Date" shall mean the earlier of (i) December 11, 2006 and (ii) the time immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of October 31, 1997, as the same may be from time to time amended (the "Merger Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Sea Merger, Inc., an Oregon corporation and a wholly-owned subsidiary of ATI, and the Company)."

                  2. The Rights Agreement is hereby amended by adding Section 35 as follows:

                  "SECTION 35.      ATI TRANSACTIONS.

                           Notwithstanding anything contained in this Rights
                  Agreement to the contrary, no Distribution Date, Share Acquisition Date or Triggering Event shall be deemed to have occurred, neither ATI nor any Affiliate or Associate of ATI shall be deemed to have become an Adverse Person, Acquiring Person or Interested Shareholder and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights under this Rights Agreement, including pursuant to
                  Section 7, 11 or 13 of this Rights Agreement, by reason of (x) the approval, execution, delivery or effectiveness of the Merger Agreement or (y) the consummation of any of the transactions contemplated by the Merger Agreement in accordance with the terms thereof or the taking of any action by any party thereto or any Affiliate or Associate thereof to facilitate the consummation of any such transactions."

                  3. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

                  4. This Amendment shall be deemed effective as of October 31, 1997, as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain unchanged and shall remain in full force and effect.

                  5. This Amendment may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

                  6. All exhibits to the Rights Agreement have been amended to conform with this Amendment to Rights Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

ATTEST:                                        OREGON METALLURGICAL CORPORATION


By:    /s/ Dennis P. Kelly                     By:    /s/ Carlos E. Aguirre
   -------------------------------------          ------------------------------
Name:  Dennis P. Kelly                         Name:  Carlos E. Aguirre
     -----------------------------------            ----------------------------
Title: Vice President, Finance                 Title: Chairman, President &
       Chief Financial Officer                        Chief Executive Officer
       ---------------------------------             ---------------------------

                                               CHASEMELLON SHAREHOLDER
                                                 SERVICES, LLC


By:    /s/ Pauline F. Skudler                  By:  /s/ Dennis Treibel
   -------------------------------------          ------------------------------
Name:  Pauline F. Skudler                      Name: Dennis Treibel
     -----------------------------------            ----------------------------
Title: Assistant Vice President                Title: Assistant Vice President
      ----------------------------------             ---------------------------